 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-2

Tax Free Fund for Puerto Rico Residents, Inc.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee amount computed on table in exhibit as required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Tax Free Fund for Puerto Rico Residents, Inc.

250 Muñoz Rivera Avenue

American International Plaza, Tenth Floor

San Juan, Puerto Rico 00918

SUPPLEMENT TO PROXY STATEMENT RELATED
TO THE 2025 ANNUAL MEETING OF SHAREHOLDERS

The following information supplements the Proxy Statement (the “Proxy Statement”) of Tax Free Fund for Puerto Rico Residents, Inc. (the “Fund”), filed by the Fund with the Securities and Exchange Commission (the “SEC”) on April 28, 2025 and first distributed to shareholders of the Fund on or around that date, as supplemented by the proxy statement supplement filed by the Fund with the SEC on May 23, 2025 (“Supplement No. 1”), in connection with the Fund’s 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”). The 2025 Annual Meeting was originally scheduled to be convened on May 29, 2025 and was later postponed to be convened on June 16, 2025. The following information should be read in conjunction with the Proxy Statement and Supplement No. 1. All defined terms used but not defined in this supplement have the meanings ascribed to them in the Proxy Statement, as supplemented by Supplement No. 1.

At the 2025 Annual Meeting, the Board of Directors (the “Board”) intends to nominate the following persons to be elected as Directors of the Fund:

Name	Expiration of Term	Class
Brent D. Rosenthal	2028	II
José R. Izquierdo II	2028	II

In order to provide shareholders with sufficient time to review the Fund’s proxy materials, which the Fund intends to file in due course, the Board has postponed the 2025 Annual Meeting to August 11, 2025.